Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report Form 10-K (the “Annual Report”) of Command Security Corporation (the “Company”) for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, Barry I. Regenstein, President and Chief Financial Officer of the Company, certify, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 27, 2008

By: /s/ Barry I. Regenstein

Barry I. Regenstein
President and Chief Financial Officer
(Principal Financial Officer)